EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 14, 2014 with respect to the audited financial statements of Barrel Energy Inc. for the period from January 27, 2014(inception) through September 30, 2014.

We also consent to the references to us under the heading “Interest of Names Experts and Counsel” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

January 28, 2015